SARNA & COMPANY

           Certified
              Public
         Accountants
____________________


                                     310             Westlake       805
                                     N. Westlake     Village        371-8900
                                     Boulevard       California     Fax 805
                                     Suite 270       91362          379-0140



                 CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our financial statements of Skinvisible, Inc. ("the Company") for the periods ending June 30, 1999 and September 30, 1999 in the
Company's Form S-8 registration statement to be filed with the United States Securities and Exchange Commission.

/s/ Sarna & Company
Certified Public Accountants
Westlake Village, California
December 12, 1999